RP FINANCIAL, LC.
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Financial Services Industry Consultants



                                                              September 12, 2006



Board of Directors
MSB Financial, MHC
MSB Financial Corp.
Millington Savings Bank
1902 Long Hill Road
Millington, New Jersey  07946

Members of the Boards of Directors:

     We hereby consent to the use of our firm's name in the Form MHC-2, and any amendments thereto, and in the Registration Statement on Form S-1, and any amendments thereto. We also hereby consent to the inclusion of, summary of and references to our Appraisal and our statement concerning subscription rights in such filings including the prospectus of MSB Financial Corp.


                                                       Sincerely,

                                                       RP FINANCIAL, LC.

                                                       /s/RP FINANCIAL, LC.

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